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                                                                    Exhibit 23.2


                         Consent of Independent Auditors



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of Psychiatric Solutions, Inc. dated August 9, 2005 and to the incorporation by reference therein of our report dated June 20, 2005, with respect to the combined financial statements of Behavioral Healthcare Services included in the Form 8-K/A of Psychiatric Solutions, Inc. dated August 1, 2005, filed with the Securities and Exchange Commission.


                                          /s/ Ernst & Young LLP

Nashville, Tennessee
August 5, 2005